Exhibit 4.1

Number *0*		Shares *0*

SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER RESTRICTIONS AND OTHER INFORMATION

	THIS CERTIFICATE IS TRANSFERABLE IN THE CITIES OF ________________	CUSIP _________

GSC CAPITAL CORP.
a Corporation
Formed Under the Laws of the State of Maryland

     THIS CERTIFIES THAT ** Specimen ** is the owner of ** Zero (0) ** fully paid and nonassessable shares of Common Stock, $0.001 par value per share, of GSC Capital Corp., a Maryland corporation (the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by its duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Corporation (the “Charter”) and the Bylaws of the Corporation and any amendments thereto. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed on its behalf by its duly authorized officers on this ____ day of
________, 20___.

Countersigned and Registered:
	Transfer Agent and Registrar			(SEAL)

		Name:	Edward S. Steffelin
		Title:	President

By:
Authorized Signature

		Name:	April M. Spencer
		Title:	Chief Financial Officer, Secretary and Treasurer

IMPORTANT NOTICE

     The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (a) the differences in the relative rights and preferences between the shares of each series to the extent set, and (b) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office.

The Charter provides that the shares represented by this certificate are subject to restrictions on (1) beneficial and constructive ownership and transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and (2) ownership by certain benefit plan investors under Plan Asset Regulations of the United States Department of Labor, until such time as such shares qualify as publicly offered securities within the meaning of such Plan Asset Regulations or the Corporation qualifies for another exemption under such Plan Asset Regulations. The Corporation will furnish a full statement about these restrictions on transferability and ownership to each stockholder on request and without charge. Requests for such information may be directed to the Secretary of the Corporation at its principal office.

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KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN
OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A
CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

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FOR VALUE RECEIVED, ____________________________________________________________ HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

_________ (____) shares of Common Stock of the Corporation represented by this certificate and does hereby irrevocably constitute and appoint attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated ___________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.